Secretary of State                      DOCKET NUMBER    : 010470220
          Corporations Division                    CONTROL NUMBER   : 0054958
             315 West Tower                        EFFECTIVE DATE   : 02/15/2001
     #2 Martin Luther King, Jr. Dr.                REFERENCE        : 0045
       Atlanta, Georgia 30334-1530                 PRINT DATE       : 02/20/2001
                                                   FORM NUMBER      : 411

SAFE ACQUISITION CORP.
NORMAN HAYES
1825 BARRETT LAKES BLVD., STE. 260
KENNESAW GA 30144

                              CERTIFICATE OF MERGER

I, Cathy Cox, the Secretary of State of the Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of the said filing.

Surviving Entity:
     S.A.F.E. SYSTEMS, INC., AN ILLINOIS CORPORATION

Nonsurviving Entity/Entities:
     S.A.F.E. ACQUISITION CORPORATION, A GEORGIA CORPORATION


                                             /s/ Cathy Cox
[SEAL]                                       CATHY COX
                                             SECRETARY OF STATE